SUNLAND ENTERTAINMENT CO., INC.

EXHIBIT 99.2

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE
UNITED STATES CODE,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Form 10-QSB of Sunland Entertainment Co., Inc. (the "Company") for the period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Monique D. Green, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:

                                (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of
                1934; and

                                (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 19, 2002

/s/ Monique D. Green
Chief Financial Officer